Jennison Value Fund
(formerly Prudential Value Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Value Fund
                                     File No. 811-04864


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison Value Fund for the fiscal year ended October 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,



                                              /s/ Marguerite E.H. Morrison
                                                 Marguerite E.H. Morrison
                                                     Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December 2003.







Jennison Value Fund





Witness: /s/ Marguerite E. H. Morrison		By: /s/ Grace C. Torres
            Marguerite E.H. Morrison  	      	     Grace C.
Torres
            Assistant Secretary	      		    Treasurer





























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